                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                    JOHNSTOWN AMERICA INDUSTIRES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                                                  March 24, 1999

Fellow Shareholders:

    On behalf of the Board of Directors, it is my pleasure to cordially invite you to attend the Annual Meeting of Shareholders. The Annual Meeting will be held at 9:00 A.M. on Thursday, May 6, 1999 at The Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois.

    Business scheduled to be considered at the Annual Meeting includes the election to the Board of one class of directors consisting of one director and the consideration of an amendment to the Company's 1993 Stock Option Plan. The accompanying Notice of Annual Meeting and Proxy Statement provide information relating to the shareholder votes as well as to other matters.

    We hope you will be represented at the Annual Meeting by marking, signing and returning the enclosed proxy card as promptly as possible, whether or not you plan to attend in person. The Board of Directors of Johnstown America Industries, Inc. appreciates the cooperation of shareholders in directing proxies to vote at the Annual Meeting.

                                          Sincerely,

                                                 [SIGNATURE]

                                          THOMAS M. BEGEL
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                       JOHNSTOWN AMERICA INDUSTRIES, INC.
                     980 NORTH MICHIGAN AVENUE, SUITE 1000
                            CHICAGO, ILLINOIS 60611

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1999

                             ---------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Johnstown America Industries, Inc., a Delaware corporation, will be held at 9:00 A.M. on Thursday, May 6, 1999, at The Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois for the following purposes:

    1.  to elect to the Board one class of directors consisting of one director;

    2. to consider the approval of an amendment to the Company's 1993 Stock Option Plan to increase the number of shares authorized for issuance thereunder; and

    3. to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on March 17, 1999 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof.

                                          By Order of the Board of Directors
                                          KENNETH M. TALLERING, SECRETARY

Chicago, Illinois
March 24, 1999

                             YOUR VOTE IS IMPORTANT

    EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                       JOHNSTOWN AMERICA INDUSTRIES, INC.
                     980 NORTH MICHIGAN AVENUE, SUITE 1000
                            CHICAGO, ILLINOIS 60611

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1999

                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is being furnished to the shareholders of Johnstown America Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held at 9:00 A.M. on Thursday, May 6, 1999, at The Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois, and at any and all adjournments or postponements thereof. At the Annual Meeting, the shareholders of the Company are being asked to consider and vote upon (i) the election to the Board of one class of directors consisting of one director to serve for a term of three years and (ii) an amendment to the Company's 1993 Stock Option Plan to increase the number of shares authorized for issuance thereunder.

    This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Company on or about March 26, 1999.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on March 17, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date there were 10,025,754 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes, if any, will be treated as present for purposes of determining whether a quorum exists.

    Each shareholder will be entitled to one vote per share, in person or by proxy, for each share of Common Stock held in such shareholder's name as of the Record Date on any matter submitted to a vote of shareholders at the Annual Meeting. There is no cumulative voting. The election of the Class III director will require the affirmative vote of a plurality of the shares of Common Stock represented and voting in person or by proxy at the Annual Meeting and the approval of the amendment to the Company's 1993 Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock represented and voting in person or by proxy at the Annual Meeting.

    Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them FOR the election of the Board of Director's nominee as Class III director and FOR the approval of the amendment to the Company's 1993 Stock Option Plan. No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting, but should any other matter requiring a vote of shareholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. In the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. With respect to the other matters, abstentions will be counted and will have the same effect as a vote against such proposal while broker non-votes will be disregarded and have no effect on the outcome of such proposals. For information with respect to advance notice requirements applicable to shareholders who wish to propose any matter for consideration or to nominate any person for election as a director at an annual meeting, see "Shareholder Proposals for 2000 Annual Meeting."

    Execution of the enclosed proxy will not prevent a shareholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

    This solicitation is being made by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for such solicitation. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such actions.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III. Each class of directors serves a staggered three-year term. At the Annual Meeting, one Class III director is to be elected to serve a three-year term ending in 2002, or until such director's successor is elected and qualified or his earlier death, resignation or removal. The nominee has consented to serve as a director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, the nominee is and will be able to serve if so elected. In the event that the nominee listed below should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of the nominee unable to serve.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE COMPANY'S NOMINEE AS CLASS III DIRECTOR.

    Set forth below is a brief biography of the nominee for election as Class III director and of all other members of the Board of Directors:

NOMINEE FOR CLASS III DIRECTOR -- TERM EXPIRING 2002

    THOMAS M. BEGEL, Chairman of the Board, President and Chief Executive Officer, has served as President, Chief Executive Officer and a Director since October 1991 and as Chairman of the Board since May 1993. He is also Chairman of, and a partner in, TMB Industries ("TMB"), an investment firm which is a partnership between himself and Mr. Weller, as well as a director or officer of certain TMB companies. Mr. Begel is also a Director of Silgan Holdings Inc. Mr. Begel is 56 years old.

INCUMBENT CLASS II DIRECTORS -- TERM EXPIRING 2001

    R. PHILIP SILVER has served as a Director since December 1993. Mr. Silver is Co-Chief Executive Officer of Silgan Holdings Inc., a packaging company, and has been either Chairman of the Board or President and a Director since 1988. Mr. Silver is 56 years old.

    FRANCIS A. STROBLE has served as a Director since December 1993. Mr. Stroble is a retired Senior Vice President and Chief Financial Officer of Monsanto Company, a position he held from 1982 to 1994. He is also a Director of Merchantile Bancorporation, Inc. Mr. Stroble is 68 years old.

INCUMBENT CLASS I DIRECTORS -- TERM EXPIRING 2000

    CAMILLO SANTOMERO has served as a Director since October 1991. Mr. Santomero has been a private investor and a Senior Consultant to Chase Capital Partners (formerly Chemical Venture Partners), from January 1992 to the present. From October 1988 to January 1992, he was a General Partner of Chase Capital Partners. Mr. Santomero is 41 years old.

    ANDREW M. WELLER, Executive Vice President, Chief Financial Officer and a Director, has served as Executive Vice President, Chief Financial Officer and a Director since September 1994. He was Secretary from March 1995 to November 1995. From April 1988 to September 1994, he was Vice President and Treasurer of Bethlehem Steel Corporation ("BSC") and prior thereto held various other positions with BSC. He has also been Executive Vice President of, and a partner in, TMB since September 1994, as well as a director or officer of certain TMB companies. Mr. Weller is 52 years old.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1998, the Board of Directors met four times. Each director attended 75% or more of the meetings.

    The Company has a Compensation Committee, an Audit Committee and an Executive Committee. The Compensation Committee, comprised of Messrs. Begel and Santomero, reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Company, and grants options to purchase shares of Common Stock. The Audit Committee, which is comprised of Messrs. Silver and Stroble, reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures, and management's response to these comments. The Executive Committee, which is comprised of Messrs. Begel and Weller, exercises the powers of the Board of Directors during intervals between Board meetings and acts as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Compensation Committee held one meeting in 1998, which was attended by both of the committee members. The Audit Committee held two meetings in 1998, each of which were attended by both of the committee members. The Executive Committee held no meetings during 1998. The Board of Directors does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash and non-cash compensation for services in all capacities to the Company for 1998, 1997 and 1996 of (i) the Chief Executive Officer of the Company and (ii) the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of December 31, 1998 (the "Named Officers"):

                          SUMMARY COMPENSATION TABLES

                                                                                            LONG TERM
                                                   ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                        ------------------------------------------  --------------------------
NAME AND                                                            OTHER ANNUAL    RESTRICTED     OPTIONS/        ALL OTHER
PRINCIPAL POSITION             YEAR       SALARY      BONUS(1)    COMPENSATION(2)    STOCK($)     SARS(#)(3)    COMPENSATION(4)
---------------------------  ---------  -----------  -----------  ----------------  -----------  -------------  ----------------
Thomas M. Begel............       1998  $   350,000  $   750,000         --             --            --          $    221,004
Chairman of the                   1997  $   300,000  $   350,000         --             --            25,000      $    222,066
  Board, President                1996  $   300,000      --          $   57,517         --            --          $    194,416
  and Chief
  Executive Officer

James D. Cirar.............       1998  $   250,000  $   509,650         --             --            --          $      8,088
Senior Vice President             1997  $   200,000  $   150,000         --             --            --          $      8,022
  and Chairman of                 1996  $   200,000      --              --             --            50,000      $      8,022
  Johnstown America
  Corporation and
  Freight Car
  Services, Inc.

Thomas W. Cook.............       1998  $   300,000  $   485,608         --             --            --          $      8,647
Senior Vice President             1997  $   275,016  $   457,900         --             --            25,000      $      8,092
  and President and               1996  $   266,676  $   383,800         --             --            25,000      $      7,886
  Chief Executive
  Officer of Truck
  Components Inc.

John D. McClain............       1998  $   165,552  $   141,518         --             --            --          $      7,857
President and Chief               1997  $   156,364  $   135,564         --             --            10,000      $      5,715
  Executive Officer of            1996  $   148,953  $   113,691         --             --            10,000      $      8,814
  Brillion Iron
  Works, Inc.

Andrew M. Weller...........       1998  $   300,000  $   500,000         --             --            --          $     74,032
Executive Vice                    1997  $   260,000  $   350,000         --             --            25,000      $     58,211
  President, Chief                1996  $   225,000      --              --             --            20,000      $     53,991
  Financial Officer
  and Director

------------------------

(1) For Messrs. Begel, Cook and McClain, includes a portion of 1998 bonus voluntarily deferred by them under the Company's Deferred Compensation Plan and for Messrs. Cook and McClain includes a portion of 1997 bonus voluntarily deferred by them under the Company's Deferred Compensation Plan. The Deferred Compensation Plan allows officers and key employees of the Company and its subsidiaries to defer portions of their base salary and/or bonus compensation otherwise payable during the year.

(2) For the reimbursement of travel, club dues and other expenses to Mr. Begel. The value of the perquisites received by Mr. Begel in 1997 and 1998 and by the other Named Officers in each year was below the threshold requiring disclosure thereof.

(3) The options granted to Messrs. Cirar, Cook and McClain in 1996 are vested. Two-thirds of the options granted to Messrs. Begel, Cook, McClain and Weller in 1997 are vested and the remainder vest on the second anniversary of the date of grant.

(4) 1998 includes the following amounts: for Mr. Begel, $215,004 for life insurance and supplemental pension premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cirar, $2,088 for life insurance premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cook, $647 for life insurance premium and $8,000 Company profit sharing contribution; for Mr. McClain, $288 for life insurance premium and $7,569 profit sharing contribution; and for Mr. Weller, $68,032 for life insurance and supplemental pension premium and $6,000 Company contribution to the Company's 401(k) plan. 1997 includes the following amounts: for Mr. Begel, $216,066 for life insurance and supplemental pension premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cirar, $2,022 for life insurance premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cook, $592 for life insurance premium and $7,500 Company profit sharing contribution; for Mr. McClain, $288 for life insurance premium and $5,489 profit sharing contribution; and for Mr. Weller, $52,211 for life insurance and supplemental pension premium and $6,000 Company contribution to the Company's 401(k) plan. 1996 includes the following amounts: for Mr. Begel, $188,416 for life insurance and supplemental pension premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cirar, $2,022 for life insurance premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cook, $386 for life insurance premium and $7,500 Company profit sharing contribution; for Mr. McClain, $288 for life insurance premium and $8,526 profit sharing contribution, and for Mr. Weller, $47,991 for life insurance and supplemental pension premium and $6,000 Company contribution to the Company's 401(k) plan. Messrs. Begel and Weller's right to receive their respective supplemental pensions upon termination of employment are generally subject to a three-year cliff vesting requirement (other than in the event of termination of employment due to a change in control). In the event any such person is not entitled to receive his supplemental pension, the value of such pension funds would revert to the Company.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company is a party to substantially identical three-year employment contracts with Messrs. Begel and Weller which became effective on January 1, 1996 and continue for a rolling three-year period unless terminated as provided in the agreement. Pursuant to their respective agreements, Mr. Begel will serve as Chairman of the Board, President and Chief Executive Officer of the Company and Mr. Weller will serve as Executive Vice President, Chief Financial Officer and a Director of the Company, and will receive annual base salaries, plus bonuses as determined by the Board of Directors. Each of these agreements contains customary employment terms and provides that upon termination of employment by the Company other than for "Cause" or by the employee for "Good Reason" (each as defined in the agreements) during the term, the Company will pay a severance payment to the employee, in addition to other benefits, equal to three times the sum of (i) the employee's base salary as of his date of termination and (ii) the greatest of (w) the employee's guaranteed bonus, if any, for the year during which the termination occurs, (x) the employee's target bonus, if any, for the year during which the termination occurs, (y) the employee's bonus received with respect to the year immediately preceding the date of termination and (z) the employee's average bonus received during the three years immediately preceding the date of termination, plus certain additional amounts.

    On September 1, 1995, the Company entered into a three-year employment contract with Mr. Cirar pursuant to which he served as President and Chief Executive Officer of Johnstown America Corporation, and received an annual base salary plus an annual bonus equal to 1% of the income before interest, taxes and amortization of Johnstown America Corporation and Freight Car Services, Inc. Effective September 1, 1998, Mr. Cirar became Chairman of Johnstown America Corporation and

Freight Car Services, Inc. Mr. Cirar has agreed to serve as Chairman of Johnstown America Corporation and Freight Car Services, Inc. for three years at an annual salary of $75,000 plus a bonus for 1999 of up to $150,000 based on the 1999 earnings before interest, taxes, depreciation and amortization of Johnstown America Corporation and Freight Car Services, Inc.

    In connection with the Company's acquisition of TCI in August 1995, the Company assumed the existing employment agreement between TCI and Mr. Cook. Such agreement, which was extended to May 9, 1999 and which provides for automatic one-year extensions unless terminated in accordance with the agreement, provides that Mr. Cook will serve as President and Chief Executive Officer of TCI and as President of Gunite Corporation, a subsidiary of TCI, and received an annual base salary plus an annual bonus equal to 1% of the operating income before interest, taxes and amortization of TCI in excess of $5 million. The agreement provides for customary employment terms and provides that upon termination of employment by the Company other than for "Cause" or by the employee for "Good Reason" (each as defined in the agreement), the Company will pay a severance payment to the employee equal to the employee's base salary as of his date of termination plus the average of his bonuses for the two years immediately prior to the date of termination, times the greater of (x) the number of years or portion thereof that remain in his term of employment or (y) one year. In connection with the acquisition of TCI, the Company entered into an agreement with TCI and Messrs. Cook and McClain pursuant to which each such person waived certain rights to receive bonus payments to which he was entitled upon consummation of the acquisition and the Company agreed that TCI would make certain payments to Mr. Cook in lieu of such bonus payments if such person remains employed by TCI for specified periods of time.

    The Company is a party to substantially identical two-year employment contracts with certain other officers and key employees which became effective on January 1, 1997 and continue for a rolling two-year period unless terminated as provided in the agreement, pursuant to which such officers and key employees will serve in the respective positions at their respective annual base salaries, plus bonuses as determined by the Board of Directors. Each of these agreements contains customary employment terms and provides that upon termination of employment by the Company other than for "Cause" or by the employee for "Good Reason" (each as defined in the agreements) during the term, the Company will pay a severance payment to the employee equal to three times the sum of (i) the employee's base salary as of his date of termination and (ii) the greatest of
(w) the employee's guaranteed bonus, if any, for the year during which the termination occurs, (x) the employee's target bonus, if any, for the year during which the termination occurs, (y) the employee's bonus received with respect to the year immediately preceding the date of termination and (z) the employee's average bonus received during the three years immediately preceding the date of termination, plus certain additional amounts.

    The table below sets forth information with respect to grants of stock options pursuant to the Company's 1993 Stock Option Plan (the "1993 Stock Option Plan") during 1998 to the Named Officers.

                          OPTION GRANTS IN FISCAL 1998

                                                                INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                                -------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                                            % OF TOTAL                                RATES OF STOCK PRICE
                                                              OPTIONS      EXERCISE                     APPRECIATION FOR
                                                 OPTIONS    GRANTED TO      OR BASE                       OPTION TERM
                                                 GRANTED   EMPLOYEES IN      PRICE     EXPIRATION  --------------------------
NAME                                               (#)      FISCAL YEAR     ($/SH)        DATE          5%           10%
----------------------------------------------  ---------  -------------  -----------  ----------  ------------  ------------
Thomas M. Begel...............................     --           --            --           --           --            --
Chairman of the Board,
  President and Chief
  Executive Officer

James D. Cirar................................     --           --            --           --           --            --
Senior Vice President and
  Chairman of Johnstown
  America Corporation and
  Freight Car Services, Inc.

Thomas W. Cook................................     --           --            --           --           --            --
Senior Vice President and
  President and Chief Executive
  Officer of Truck
  Components, Inc.

John D. McClain...............................     --           --            --           --           --            --
President and Chief Executive
  Officer of Brillion Iron
  Works, Inc.

Andrew M. Weller..............................     --           --            --           --           --            --
Executive Vice President, Chief
  Financial Officer and Director

    The table below sets forth information with respect to the value of options held by the Named Officers as of December 31, 1998.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND
                      OPTION VALUE AS OF DECEMBER 31, 1998

                                                               NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                     OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                    SHARES        VALUE         FISCAL YEAR-END (#)          FISCAL YEAR-END ($)
                                 ACQUIRED ON    REALIZED    ----------------------------  --------------------------
NAME                             EXERCISE (#)      ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
-------------------------------  ------------  -----------  -----------  ---------------  -----------  -------------
Thomas M. Begel................       --           --           41,667          8,333      $  76,043     $  38,019
Chairman of the Board,
  President and Chief
  Executive Officer

James D. Cirar.................       --           --          100,000         --          $ 512,500        --
Senior Vice President and
  Chairman of Johnstown
  America Corporation and
  Freight Car Services, Inc.

Thomas W. Cook.................       --           --           91,667          8,333      $ 613,544     $  58,331
Senior Vice President and
  President and Chief
  Executive Officer of
  Truck Components, Inc.

John D. McClain................       26,666      297,700        6,668          3,333      $  55,428        --
President and Chief Executive
  Officer of Brillion Iron
  Works, Inc.

Andrew M. Weller...............       10,000      145,100       96,667          8,333      $ 172,293     $  38,019
Executive Vice President, Chief
  Financial Officer and
  Director

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Begel and Santomero currently comprise the Compensation Committee of the Board of Directors. Mr. Begel, the Chairman of the Board, President and Chief Executive Officer of the Company, beneficially owns 456,504 shares of Common Stock. Mr. Begel is on the Compensation Committee of the Board of Directors of Silgan Holdings Inc. while R. Philip Silver, the Co-Chief Executive Officer of Silgan Holdings Inc., is a Director of the Company.

PENSION PLANS

    The Company, through Johnstown America Corporation, maintains a tax-qualified defined benefit pension plan in which Messrs. Begel, Cirar and Weller are eligible to participate. Benefits under the plan are based primarily upon the participant's average monthly earnings and his years of continuous service. Benefits under the plan are not subject to reduction for social security benefits but are reduced by certain other amounts received under certain public pension programs, a prior plan maintained by a predecessor company and certain disability and severance payments.

    The following table sets forth the benefits payable under the plan at age 65 on a straight line annuity basis for participants with the indicated levels of compensation and service.

                               PENSION PLAN TABLE

                                           YEARS OF CONTINUOUS SERVICE
                         ----------------------------------------------------------------
AVERAGE EARNINGS            15         20         25         30         35         40
-----------------------  ---------  ---------  ---------  ---------  ---------  ---------
$ 75,000...............  $  15,390  $  20,520  $  25,650  $  30,780  $  35,910  $  41,816
 100,000...............     21,296     28,395     35,494     42,592     49,691     57,566
 125,000...............     27,202     36,270     45,337     54,405     63,472     73,316
 150,000...............     33,109     44,145     55,181     66,217     77,254     89,066
 200,000...............     35,471     47,295     59,119     70,942     82,766     95,366
 250,000...............     35,471     47,295     59,119     70,942     82,766     95,366
 300,000...............     35,471     47,295     59,119     70,942     82,766     95,366

    The compensation and years of service under the plan for Messrs. Begel, Cirar and Weller are as follows:

                                                            HIGHEST FIVE
                                                                YEAR
                                                           AVERAGE ANNUAL    YEARS OF
                                                            COMPENSATION      SERVICE
                                                          ----------------  -----------
Thomas M. Begel.........................................    $    300,000          5.25
James D. Cirar..........................................    $    215,000          3.33
Andrew M. Weller........................................    $    246,538          4.33

    Mr. Cook was eligible to participate in a tax-qualified defined benefit plan formerly maintained by a subsidiary of TCI (the "Pension Plan"). The Pension Plan provided a pension benefit at normal retirement age of 65, based on average monthly pay through December 31, 1991, or if service is less than five years, the average monthly earnings of the years worked up to December 31, 1991, and credited service for the years and months employed by TCI and its subsidiaries up to August 31, 1995. The salary component for persons hired subsequent to December 31, 1991, was the participant's initial monthly salary at employment date. At age 65, based on Mr. Cook's covered compensation and years of service of $150,000 and 4.6 years, respectively, he would have been entitled to receive an annual pension of $9,080 under the Pension Plan. The Pension Plan was terminated during 1998 and Mr. Cook rolled his allocated pension proceeds into an individual retirement account. Mr. Cook also participates in the Gunite Corporation Salaried Employees Profit Sharing Plan pursuant to which Gunite Corporation, a subsidiary of the Company, contributes 5% of Mr. Cook's gross earnings up to a maximum contribution of $8,000. Mr. McClain participates in the Brillion Iron Works Profit Sharing Plan pursuant to which Brillion Iron Works, Inc., a subsidiary of the Company, contributes a percentage of Brillion's operating earnings into a pool which is divided among Brillion's employees based primarily on each employee's compensation and years of service.

COMPENSATION OF DIRECTORS

    The directors of the Company receive a retainer of $20,000 per annum in addition to an attendance fee of $500 for each committee meeting attended, and reasonable expenses in connection with each Board or committee meeting attended. Board members who are also employees of the Company do not receive directors' fees. In addition, options to purchase 5,000 shares of Common Stock are granted to each new non-employee director upon such director's initial election and qualification for the Board. On the date of each annual meeting of shareholders subsequent to a director's initial election and qualification for the Board, each continuing non-employee director will be granted additional options to purchase 3,000 shares of Common Stock.

COMPENSATION COMMITTEE REPORT

    Under the supervision of the Compensation Committee of the Board of Directors (the "Committee"), the Company has attempted to develop and implement compensation policies, plans and programs which seek to enhance the profitability of the Company and to maximize shareholder value by closely aligning the financial interests of the Company's executive officers with those of its shareholders. The Committee is currently comprised of Messrs. Begel and Santomero. See "-- Compensation Committee Interlocks and Insider Participation."

    The Company's general compensation philosophy, which is determined by the Committee, is to offer compensation so as to enable the Company to attract and retain talented and experienced executive officers who are able to assist the Company in accomplishing its strategic and performance goals and to allow such executive officers to participate in the increase in value of the Company upon attaining such goals. Such compensation consists of salary, performance-based bonus and stock options/restricted stock. In determining the salary, bonus and stock option/restricted stock awards for the Company's executive officers, the Committee takes into account the overall performance of the Company as well as its subjective determination of the contribution of each executive officer to that performance. The Committee does not limit its evaluation of Company performance to any particular performance measure, nor does it apply any specific formula in relating Company performance to salary, bonus or stock option/restricted stock award levels.

    Four of the five Named Officers are parties to employment agreements with the Company, which are described herein in the section entitled "Employment and Severance Agreements." The Committee believes that the compensation offered pursuant to such agreements is consistent with the Company's compensation philosophy. In 1998, Mr. Begel's salary was $350,000 and, given the Company's significant improvement in results of operations and financial condition during 1998, received a $750,000 bonus for 1998. Mr. Begel's economic interests are further aligned with the shareholders of the Company due to his significant ownership interest in the Company (see "Principal Shareholders and Security Ownership of Management").

    The Commitee has not developed a formal policy on the rules regarding deductability of executive compensation because the Company's compensation of its executive officers is considerably less than the applicable threshholds, but rather will make such determinations as appropriate.

                                          COMPENSATION COMMITTEE
                                          Thomas M. Begel
                                          Camillo Santomero

COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a comparison of the cumulative total shareholder return for the Company on the Company's Common Stock from July 16, 1993, the date of the Company's initial public offering, through December 31, 1998 with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Transportation Index from July 1, 1993 through December 31, 1998. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), the returns are indexed to a value of $100 at July 1, 1993 and assume that all dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           JAII STOCK    NASDAQ COMPOSITE INDEX     NASDAQ TRANSPORTATION INDEX
7/1/93          $100.0                     $100.0                         $100.0
12/31/93        $141.3                     $110.3                         $110.5
12/31/94         $94.9                     $106.8                          $97.7
12/31/95         $28.8                     $149.4                         $120.8
12/31/96         $25.4                     $183.3                         $134.3
12/31/97         $55.8                     $223.0                         $157.6
12/31/98         $93.8                     $310.6                         $144.4

                                   PROPOSAL 2
               AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN

    The Board of Directors, on November 5, 1998, adopted, subject to stockholder approval, an amendment to the Company's 1993 Stock Option Plan (the "Stock Option Plan") pursuant to which the number of authorized shares of Common Stock under the Stock Option Plan would be increased by 225,000 shares (the "Stock Option Plan Amendment").

1993 STOCK OPTION PLAN

    The Stock Option Plan was adopted by the Board of Directors and approved by the Company's stockholders in May 1993. The purpose of the Stock Option Plan is to provide additional incentive to those officers and key employees of the Company and its subsidiaries whose contributions are essential to the continued growth and success of the Company and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. There were 663,800 shares of Common Stock initially reserved for issuance upon the exercise of options or stock appreciation rights ("SARs") under the Stock Option Plan, of which 163,800 were reserved for issuance upon the exercise of options existing as of the date of adoption of the Stock Option Plan. The Stock Option Plan was amended in 1996 to increase the number of authorized shares by 325,000. Of such shares, approximately 750,000 options are outstanding, approximately 230,000 have been exercised and approximately 5,000 remain available for issuance under the Stock Option Plan. Accordingly, to continue to accomplish the purposes for which the Stock Option Plan was adopted as discussed above, the availability of additional shares of Common Stock for issuance under the Stock Option Plan is necessary.

DESCRIPTION OF PRINCIPAL FEATURES OF THE 1993 STOCK OPTION PLAN

    Options granted under the Stock Option Plan may be "incentive stock options" ("ISOs") (within the meaning of Section 422 of the Code) or options not subject to Section 422 of the Code ("NQSOs"). Each such option (ISO or NQSO), when it becomes exercisable, entitles the holder thereof to purchase a share of Common Stock for an amount equal to the exercise price of the option, payable in cash, in shares of Common Stock with an aggregate value equal to the exercise price of the option, or in a combination thereof (as determined by the committee administering the Stock Option Plan). The Company may also provide for a cashless exercise procedure pursuant to which options may be exercised. Generally, the exercise price of each ISO under the Stock Option Plan may not be less than the fair market value of a share of Common Stock on the date the option is granted. An SAR granted under the Stock Option Plan, when it becomes exercisable, entitles the holder thereof to receive in cash, shares of Common Stock or a combination thereof (as determined by the committee administering the Stock Option Plan) an amount equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of the option related to such SAR. Unless otherwise provided, options and SARs held by an optionee will become exercisable as to one-third of the shares covered by such options and SARs on the first anniversary of the date of grant if the optionee continues to be employed by the Company or its subsidiaries, as the case may be, on that date, and with respect to an additional one-third of the shares covered by such options and SARs on each of the two succeeding anniversaries of the date of grant if the optionee continues to be employed by the Company or its subsidiaries, as the case may be, on each such date. Unless otherwise provided, all options and SARs held by an optionee will become fully exercisable (to the extent not already exercisable) if a "change in control" of the Company occurs. Unless otherwise provided, all options and SARS granted under the Stock Option Plan, to the extent not exercised, expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) the termination of the optionee's employment for "cause," (iii) one year following the optionee's termination of employment on account of death, disability or retirement or (iv) three months following the optionee's termination of employment for any other reason.

    Options granted to non-employee directors may only be NQSOs. Options to purchase 5,000 shares of Common Stock will be granted to each non-employee director upon such director's initial election and qualification for the Board. In addition, options to purchase 3,000 shares of Common Stock will be granted annually to each non-employee director immediately following each annual stockholder meeting. Unless otherwise provided, each option will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant. Unless otherwise provided, options granted to a non-employee director will become exercisable as to one-third of the shares covered by such options on the date of grant, and with respect to an additional one-third of the shares covered by such options on each of the two succeeding anniversaries of the date of grant if the optionee continues to be a director of the Company on each such date. Unless otherwise provided, all options held by non-employee directors, to the extent not exercised, expire on the earliest of (i) the tenth anniversary of the date of grant or (ii) three years following the optionee's termination of his directorship with the Company.

    The Stock Option Plan will be administered by a committee. The Board may from time to time amend or terminate the Stock Option Plan, provided that (i) no such amendment or termination may adversely affect the rights of any participant without the consent of such participant and (ii) to the extent required by Rule 16b-3 under Section 16(b) of the Exchange Act or any other law, regulation or stock exchange rule, no amendment shall be effective without the approval of the Company's stockholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK OPTION PLAN.

    The following discussion of certain relevant federal income tax effects applicable to stock options under the Stock Option Plan is a brief summary only, and reference is made to the Code, and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax provisions. This brief summary of the principal federal income tax consequences is based on current federal income tax laws, is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

    In general, an optionee will not be subject to tax at the time a NQSO is granted. Upon exercise of a NQSO where the exercise price is paid in cash, the optionee generally must include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Common Stock at the time of exercise over the exercise price, and will have a tax basis in such shares equal to the cash paid upon exercise plus the amount taxable as ordinary income to the optionee. Where the holder receiving the shares is restricted from selling the shares because the holder is subject to reporting under Section 16(a) of the Exchange Act and would be subject to liability under
Section 16(b) of the Exchange Act (an "Insider"), then, unless the holder makes an election under Section 83(b) of the Code within 30 days after exercise to be taxed under the rule of the preceding sentence, (i) the holder will recognize taxable ordinary income at the time the Section 16(b) restriction terminates,
(ii) the amount of such ordinary income will be equal to the excess, if any, of the fair market value of the shares of Common Stock at that time over the exercise price, (iii) the holder's tax basis in such shares will be the fair market value at that time, (iv) the holder's holding period for the shares will begin at that time, and (v) any dividends the holder receives on the shares before that time will be taxable to the holder as compensation income.

    Pursuant to the revised rules under Section 16(b) of the Exchange Act, the purchase of Common Stock upon exercise of an option by an optionee who is an Insider will not be deemed a purchase triggering a six-month period of potential short-swing liability. Accordingly, unless a NQSO is exercised during the six-month period following the date of grant of the option, the shares would not be considered subject to a substantial risk of forfeiture as a result of Section 16(b) and the Section 83(b) election generally would not be significant. Thus, the taxable event for the exercise of a NQSO that has been outstanding for at least six months ordinarily will be the date of exercise. If a NQSO is exercised within six months after the date of the grant, taxation ordinarily would be deferred until the date which is six months after the date of grant, unless the Insider files an election pursuant to Section 83(b) of the Code to be taxed on the date of exercise.

    The Company generally will be entitled to a deduction in the amount of an optionee's ordinary income at the time such income is recognized by the optionee upon the exercise of a NQSO. Income and payroll taxes are required to be withheld on the amount of ordinary income resulting from the exercise of a NQSO.

    No taxable income will be realized by an option holder upon the grant or timely exercise of an ISO. If Shares are issued to an option holder pursuant to the exercise of an ISO and if a disqualifying disposition of such shares of Common Stock is not made by the option holder (I.E., no disposition is made within two years after the date of grant or within one year after the receipt of shares of Common Stock by such option holder, whichever is later), then (i) upon sale of the shares of Common Stock, any amount realized in excess of the exercise price of the ISO will be taxed to the option holder as a long-term capital gain and any loss sustained will be a long-term capital loss and (ii) no deduction will be allowed to the Company. However, if shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to satisfying the holding period described above, generally (i) the option holder will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at the time of exercise (or, if less, the amount realized on the disposition of the shares of Common Stock), over the exercise price thereof, and (ii) the Company will be entitled to deduct an amount equal to such income. Any additional gain recognized by the option holder upon a disposition of shares of Common Stock prior to satisfying the holding period described above will be taxed as a short-term or long-term capital gain, as the case may be, and will not result in any deduction by the Company.

    If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as a NQSO. Subject to certain exceptions, an ISO generally will not be eligible for the federal income tax treatment described above if it is exercised more than three months following termination of employment. The amount by which the fair market value of the Common Stock on the exercise date of an ISO exceeds the exercise price generally will constitute an item which increases the option holder's "alternative minimum taxable income." In general, the Company will not be required to withhold income or payroll taxes on the exercise of an ISO that qualifies as an ISO as of the exercise date.

INTERESTS OF CERTAIN PERSONS

    Since grants of Options under the Stock Option Plan to officers and key employees are discretionary, it is impossible to determine the benefits which would be received by any officer or key employee if the Stock Option Plan Amendment is approved, nor is it possible to determine the benefits which would have been received by any officer or key employee for the last completed fiscal year if the Stock Option Plan Amendment had been in effect. The benefits to be received by directors of the Company are set forth above.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE STOCK OPTION PLAN AMENDMENT.

                           PRINCIPAL SHAREHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information as of March 17, 1999 with regard to the beneficial ownership of the outstanding Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director and nominee for director and each Named Officer and (iii) all executive officers and directors as a group. Except as otherwise expressly stated in the footnotes to the following table, beneficial ownership of shares means the beneficial owner thereof has sole voting and investment power over such shares.

                                                                 NUMBER OF        PERCENT OF
                                                                   SHARES        OUTSTANDING
NAME                                                          OF COMMON STOCK    COMMON STOCK
------------------------------------------------------------  ----------------  --------------
Dimensional Fund Advisors Inc. (1)..........................         632,200           6.39%
Thomas M. Begel* (2)........................................         456,504           4.61%
James D. Cirar (3)..........................................         134,205           1.36%
Thomas W. Cook (4)..........................................         191,667           1.94%
John D. McClain (5).........................................           3,333          **
Camillo Santomero* (6)......................................         170,000           1.72%
R. Philip Silver* (7).......................................          17,000          **
Francis A. Stroble* (7).....................................          19,000          **
Andrew M. Weller* (8).......................................         134,872           1.36%
Directors and executive officers as a group
 (14 persons) (9)...........................................       1,265,220          12.78%

------------------------

*   Director of the Company

**  Less than 1%

(1) The number of shares beneficially held by Dimensional Fund Advisors Inc. is based upon the Schedule 13G filed by Dimensional Fund Advisors Inc. on February 12, 1999. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(2) Includes 41,667 shares of Common Stock subject to currently exercisable options, 3,000 shares of Common Stock held through 401(k) plan as of December 31, 1998 and 29,500 shares of restricted Common Stock. The address for Mr. Begel is c/o Johnstown America Industries, Inc., 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611.

(3) Includes 100,000 shares of Common Stock subject to currently exercisable options and 8,205 shares of Common Stock held through 401(k) plan as of December 31, 1998.

(4) Includes 91,667 shares of Common Stock subject to currently exercisable options.

(5) Includes 3,333 shares of Common Stock subject to currently exercisable options.

(6) Mr. Santomero is a private investor and a Senior Consultant to Chase Capital Partners (formerly Chemical Venture Partners), which beneficially owns shares of Common Stock, but Mr. Santomero disclaims beneficial ownership of such shares. Mr. Santomero, however, has an interest in a pool of securities, including shares of Common Stock, acquired by Chemical Equity Associates at the time he was a General Partner of Chemical Venture Partners (now Chase Capital Partners). Mr. Santomero holds options to purchase 20,000 shares of Common Stock, of which 17,000 are currently exercisable.

(7) Messrs. Silver and Stroble hold options to purchase 20,000 shares of Common Stock, of which 17,000 are currently exercisable.

(8) Includes 88,334 shares of Common Stock subject to currently exercisable options, 3,038 shares of Common Stock held through 401(k) plan as of December 31, 1998 and 29,500 shares of restricted Common Stock.

(9) Includes 22,620 shares of Common Stock held through 401(k) Plan as of December 31, 1998, 468,468 shares of Common Stock subject to currently exercisable options and 98,000 shares of restricted Common Stock.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and regulations of the Commission thereunder require the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Commission. Officers, directors and persons owning more than ten percent of the Company's Common Stock are additionally required to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and owners of more than ten percent of the Company's Common Stock have been made as required with respect to fiscal year 1998.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    In accordance with Rule 14a-8 under the Exchange Act, any shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its principal offices at 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611 no later than November 15, 1999 in order to be considered for inclusion in the Proxy Statement and proxy relating to that meeting.

    Section 8 of Article II of the Company's By-Laws provides that in order for a shareholder to propose any matter for consideration at an annual meeting of the Company, such shareholder must be a shareholder of record on the date the notice described below is given and on the record date for the annual meeting and must have given timely prior written notice to the Secretary of the Company of his or her intention to bring such business before the meeting. To be timely, notice must be received by the Company not less than sixty days nor more than ninety days prior to the annual meeting. Such notice must contain certain information about such business and the shareholder who proposes to bring the business before the meeting, including a brief description of the business the shareholder proposes to bring before the meeting, the name and record address of the shareholder, the number of shares of capital stock beneficially owned by such shareholder, a description of any material interests of such shareholder in the business so proposed and a representation that such shareholder intends to appear in person or by proxy at the annual meeting. In addition, Section 2 of
Article III of the Company's By-Laws provides that in order for a shareholder to nominate a person for election to the Board of Directors at an annual meeting of the Company, such shareholder must be a shareholder of record on the date the notice described below is given and on the record date for the annual meeting and must have given timely prior written notice to the Secretary of the Company. To be timely, notice must be received by the Company not less than sixty days nor more than ninety days prior to the annual meeting. Such notice must contain certain information about both the person whom the shareholder proposes to nominate and the nominating shareholder, including the name, age, address, occupation, and class and number of shares of capital stock beneficially owned by the proposed nominee and the name, address and class and number of shares of capital stock beneficially owned by the nominating shareholder, a description of any arrangement between the nominating shareholder and the nominee, and a representation that such nominating shareholder intends to appear in person or by proxy at the annual meeting.

                                 OTHER MATTERS

    At the date of this Proxy Statement, the Board of Directors of the Company has no knowledge of any business to be presented for consideration at the Annual Meeting other than as described above. However, if any other matters properly come before such meeting or any adjournments or postponements thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgement on such matters and with respect to matters incident to the conduct of such meeting.

                             ADDITIONAL INFORMATION

    A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. This representative is not scheduled to make any general statement at the Annual Meeting.

    Copies of the Company's 1998 Annual Report to Shareholders, which include audited financial statements, are being mailed to shareholders with this Proxy Statement. Additional copies are available without charge on request. Requests should be addressed to the Secretary, Johnstown America Industries, Inc., 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611.

                                          JOHNSTOWN AMERICA INDUSTRIES, INC.

Chicago, Illinois
March 24, 1999

                             DETACH HERE
-----------------------------------------------------------------------------
PROXY

JOHNSTOWN AMERICA INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder of Johnstown America Industries, Inc. (the "Company") hereby (1) acknowledges receipt of the Notice of the Annual Meeting of Shareholders of the Company to be held at 9:00 A.M. on Thursday, May 6, 1999, at the Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois, and any adjournments or postponements thereof and (2) appoints Thomas M. Beegel and Andrew M. Weller, and each of them, as the proxies of the undersigned, with full power of substitution, to vote all the shares of the Common Stock of the Company registered in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Shareholders and any adjournments or postponements thereof.


/ SEE REVERSE /                                               / SEE REVERSE /
/    SIDE     /  CONTINUED AND TO BE SIGNED ON REVERSE SIDE   /   SIDE      /

                             DETACH HERE
-----------------------------------------------------------------------------

       PLEASE MARK
/ X /  VOTES AS IN
       THIS EXAMPLE.

The shares of Common Stock represented by this proxy will be voted as directed by the undersigned. If no direction is given, such shares will be voted FOR the nominees of the Board of Directors.

                                                                                                    FOR       AGAINST     ABSTAIN
1. Election of class III director duly nominated:     2. Amendment to 1993 Stock Option Plan.     /       /   /     /     /     /
   Nominee:  Thomas M. Begel                                                                      /       /   /     /     /     /
                                                                                                  /       /   /     /     /     /
        FOR        WITHHELD
    /       /     /      /
    /       /     /      /
    /       /     /      /
                                                       3. IN THE DIRECTION OF THE PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY
                                                          COME BEFORE THE MEETING

                                                                MARK HERE   /      /     MARK HERE   /     /
                                                               FOR ADDRESS  /      /    IF YOU PLAN  /     /
                                                                CHANGE AND  /      /     TO ATTEND   /     /
                                                               NOT AT LEFT  /      /    THE MEETING  /     /

                                                       The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms that all proxies, their substitutes, or any of them may lawfully do by virtue hereof.

                                                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                                                       ENCLOSED ENVELOPE.

                                                       Please sign as name(s) appear(s) on this proxy, and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.


                                                          ________________________________________ Date:  ________________________
